NINTH AMENDMENT TO THE

THE RBB FUND TRUST

CUSTODY AGREEMENT

THIS AMENDMENT, effective as of the last date in the signature block, to the Custody Agreement, dated as of October 22, 2015, as amended (the “Agreement”), is entered into by and between THE RBB FUND TRUST (f/k/a PENN Capital Funds Trust), a Delaware statutory trust (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to amend Exhibit B of the Agreement, the funds list of the Trust, to add the following funds:

●	Advent Convertible Bond ETF

WHEREAS, the Trust desires to amend the Agreement to remove the following funds from Exhibit B:

●	Penn Capital Mid Cap Core Fund
●	Penn Capital Opportunistic High Income Fund

WHEREAS, the parties desire to update the fees in Exhibit C; and

WHEREAS, Article XV, Section 15.02 of the Agreement provides that the Agreement may be amended by a written agreement executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit B is hereby superseded and replaced with Amended Exhibit B attached hereto.

2.	Effective January 1, 2025, Exhibit C is hereby superseded and replaced with Amended Exhibit C attached hereto.

3.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to be executed by a duly authorized officer on one or more counterparts as of the last date on the signature block.

THE RBB FUND TRUST		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ James G. Shaw	By:	/s/ Gregory Farley

Name:	James G. Shaw	Name:	Gregory Farley

Title:	CFO/COO & Secretary	Title:	Sr. Vice President

Date:	2/20/2025	Date:	2/21/25

EXHIBIT B to the Custody Agreement

Separate Series of The RBB Fund Trust

Name of Series

Penn Capital Short Duration High Income Fund

Penn Capital Special Situations Small Cap Equity Fund

The Energy & Minerals Group EV, Solar & Battery Materials (Lithium, Nickel, Copper, Cobalt) Futures Strategy ETF

Element EV & Solar Battery Materials Futures Cayman Fund, Ltd.

P/E Global Enhanced International Fund

Evermore Global Value Fund

The Torray Fund

First Eagle Global Equity ETF

First Eagle Overseas Equity ETF

Tweedy, Browne Insider + Value ETF

Longview Advantage ETF

Advent Convertible Bond ETF

EXHIBIT C to the Custody Agreement

Fee Schedule

Base Fee for Custody Services

Annual Fee Based Upon Average Net Assets on the Fund Complex

[  ] basis points on the first $[  ]

[  ] basis points on the balance

Plus portfolio transaction fees

Portfolio Transaction Fees Associated with Sponsor Trades

▪	Sponsor trades are defined as any trades put through the portfolio on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside the create/redeem process.
▪	Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be sponsor trades
▪	$[ ] – Book entry DTC transaction, Federal Reserve transaction, principal paydown
▪	$[ ] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
▪	$[ ] – Option/SWAPS/future contract written, exercised or expired
▪	$[ ] – Mutual fund trade, Margin Variation Wire and outbound Fed wire
▪	$[ ] – Physical security transaction
▪	$[ ] – Check disbursement (waived if U.S. Bancorp is Administrator)
▪	$[ ] Manual instructions fee. (Additional Per Securities and Cash Transactions) – Shall be mutually agreed upon

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services

▪	Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
▪	$[ ]per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
▪	Class Action Services – $[ ] filing fee per class action per account, plus [ ]% of gross proceeds, up to a maximum per recovery not to exceed $[ ]
▪	No charge for the initial conversion free receipt.
▪	Overdrafts – charged to the account at prime interest rate plus [ ]% unless a line of credit is in place.
▪	Third Party lending - Additional fees will apply

Fees are calculated pro rata and billed monthly.

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina	[ ]	$[ ]	Hong Kong	[ ]	$[ ]	Poland	[ ]	$[ ]
Australia	[ ]	$[ ]	Hungary	[ ]	$[ ]	Portugal	[ ]	$[ ]
Austria	[ ]	$[ ]	Iceland	[ ]	$[ ]	Qatar	[ ]	$[ ]
Bahrain	[ ]	$[ ]	India	[ ]	$[ ]	Romania	[ ]	$[ ]
Bangladesh	[ ]	$[ ]	Indonesia	[ ]	$[ ]	Russia	[ ]	$[ ]
Belgium	[ ]	$[ ]	Ireland	[ ]	$[ ]	Saudi Arabia	[ ]	$[ ]
Bermuda	[ ]	$[ ]	Israel	[ ]	$[ ]	Serbia	[ ]	$[ ]
Botswana	[ ]	$[ ]	Italy	[ ]	$[ ]	Singapore	[ ]	$[ ]
Brazil	[ ]	$[ ]	Japan	[ ]	$[ ]	Slovakia	[ ]	$[ ]
Bulgaria	[ ]	$[ ]	Jordan	[ ]	$[ ]	Slovenia	[ ]	$[ ]
Canada	[ ]	$[ ]	Kenya	[ ]	$[ ]	South Africa	[ ]	$[ ]
Chile	[ ]	$[ ]	Kuwait	[ ]	$[ ]	South Korea	[ ]	$[ ]
China Connect	[ ]	$[ ]	Latvia	[ ]	$[ ]	Spain	[ ]	$[ ]
China (B Shares)	[ ]	$[ ]	Lithuania	[ ]	$[ ]	Sri Lanka	[ ]	$[ ]
Colombia	[ ]	$[ ]	Luxembourg	[ ]	$[ ]	Sweden	[ ]	$[ ]
Costa Rica	[ ]	$[ ]	Malaysia	[ ]	$[ ]	Switzerland	[ ]	$[ ]
Croatia	[ ]	$[ ]	Malta	[ ]	$[ ]	Taiwan	[ ]	$[ ]
Cyprus	[ ]	$[ ]	Mauritius	[ ]	$[ ]	Tanzania	[ ]	$[ ]
Czech Republic	[ ]	$[ ]	Mexico	[ ]	$[ ]	Thailand	[ ]	$[ ]
Denmark	[ ]	$[ ]	Morocco	[ ]	$[ ]	Tunisia	[ ]	$[ ]
Egypt	[ ]	$[ ]	Namibia	[ ]	$[ ]	Turkey	[ ]	$[ ]
Estonia	[ ]	$[ ]	Netherlands	[ ]	$[ ]	UAE	[ ]	$[ ]
Eswatini	[ ]	$[ ]	New Zealand	[ ]	$[ ]	Uganda	[ ]	$[ ]
Euroclear (Eurobonds)	[ ]	$[ ]	Nigeria	[ ]	$[ ]	Ukraine	[ ]	$[ ]
Euroclear (Non-Eurobonds)	Rates are available upon request	Rates are available upon request	Norway	[ ]	$[ ]	United Kingdom	[ ]	$[ ]
Finland	[ ]	$[ ]	Oman	[ ]	$[ ]	Uruguay	[ ]	$[ ]
France	[ ]	$[ ]	Pakistan	[ ]	$[ ]	Vietnam	[ ]	$[ ]
Germany	[ ]	$[ ]	Panama	[ ]	$[ ]	West African Economic Monetary Union (WAEMU)**	[ ]	$[ ]
Ghana	[ ]	$[ ]	Peru	[ ]	$[ ]	Zambia	[ ]	$[ ]
Greece	[ ]	$[ ]	Philippines	[ ]	$[ ]	Zimbabwe	[ ]	$[ ]
*	Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network.

Global Custody Base Fee

A monthly base fee of $[ ] per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month. Safekeeping and transaction fees are assessed on security and currency transactions.

Miscellaneous Expenses

▪	Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, central securities depository fees, securities market regulator fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
▪	A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
▪	SWIFT reporting and message fees.

Non Eurobonds rate sheet – below rate is applied on ISINs held at Euroclear plus (in addition to standard 1 basis point charge.) Non Eurobond rate is calculated on any ISIN code listed below held at Euroclear at month end.

Market	Non Eurobond ISIN code	Non Eurobond Rate ISINs held at EOC*
ARGENTINA	AR	[ ]
AUSTRALIA	AU	[ ]
BELGIUM	BE	[ ]
CANADA	CA	[ ]
CHILE	CL	[ ]
CZECH REPUBLIC	CZ	[ ]
DENMARK	DK	[ ]
FINLAND	FI	[ ]
FRANCE	FR	[ ]
GERMANY	DE	[ ]
GREECE	GG	[ ]
HOLLAND	NL	[ ]
HONG KONG	HK	[ ]
HUNGARY	HU	[ ]
ISRAEL	IL	[ ]
ITALY	IT	[ ]
JAPAN	JP	[ ]
LUXEMBOURG	LU	[ ]
MEXICO	MX	[ ]
NEWZEALAND	NZ	[ ]
NORWAY	NO	[ ]
PERU	PE	[ ]
POLAND	PL	[ ]
PORTUGAL	PT	[ ]
ROMANIA	RO	[ ]
RUSSIA	RU	[ ]
SINGAPORE	SG	[ ]
SLOVAK REPUBLIC	SK	[ ]
SLOVENIA	SI	[ ]
SPAIN	ES	[ ]
SOUTH-AFRICA	ZA	[ ]
SWEDEN	SE	[ ]
SWITZERLAND	CH	[ ]
THAILAND	TH	[ ]
UNITED KINGDOM	GB	[ ]
UNITED STATES	US	[ ]